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                                                                Exhibit 4(a)(ii)

(CUNA MUTUAL GROUP LOGO)
CUNA Mutual Insurance Society

Administrative Office
P.O. Box 61 - Waverly, IA 50677-0061
Phone: 800/779-5433

                            FLEXIBLE PREMIUM DEFERRED
                                VARIABLE ANNUITY

                           CONTRACT NUMBER: 123456789

READ YOUR CONTRACT CAREFULLY. This is a legal contract between the owner and CUNA Mutual Insurance Society, and hereafter will be referred to as the contract.

This contract is issued to the owner in consideration of the application and the initial purchase payment. CUNA Mutual Insurance Society will pay the benefits of this contract, subject to its terms and conditions, which will never be less than the amount required by state law.

THE DOLLAR AMOUNT OF ANY INCOME PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT WILL INCREASE OR DECREASE BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS SELECTED. THE VARIABLE PROVISIONS ARE DESCRIBED IN SECTION 7.

Signed for CUNA Mutual Insurance Society, Waverly, Iowa, on the Contract Issue Date.


/s/ Jeff Post                           /s/ Faye A. Patzner
President                               Secretary

RIGHT TO EXAMINE THIS CONTRACT. IF FOR ANY REASON YOU DECIDE NOT TO KEEP THIS CONTRACT, YOU MAY RETURN IT TO US WITHIN [10] DAYS AFTER YOU RECEIVE IT. IF THIS CONTRACT IS A REPLACEMENT FOR AN EXISTING CONTRACT, YOU MAY RETURN IT TO US WITHIN [30] DAYS AFTER YOU RECEIVE IT. YOU MAY RETURN IT TO EITHER OUR HOME OFFICE OR TO THE AGENT WHO SOLD IT TO YOU. WE WILL CONSIDER IT VOID FROM THE BEGINNING AND WILL PAY A REFUND WITHIN 7 DAYS OF RECEIPT OF THE CONTRACT IN THE HOME OFFICE. WE WILL REFUND ANY NET PURCHASE PAYMENTS ALLOCATED TO THE VARIABLE ACCOUNT ADJUSTED TO REFLECT INVESTMENT GAIN OR LOSS FROM THE DATE OF ALLOCATION TO THE DATE OF CANCELLATION; PLUS ANY APPLICABLE PREMIUM EXPENSE CHARGES WHICH HAVE BEEN DEDUCTED PRIOR TO ALLOCATION. IF THIS CONTRACT IS AN INDIVIDUAL RETIREMENT ANNUITY, DURING THE FIRST [10] DAYS OF YOUR RIGHT TO EXAMINE PERIOD, WE WILL, INSTEAD OF THE FOREGOING, REFUND ANY PURCHASE PAYMENTS RECEIVED BY US.

                 Flexible Purchase Payments as Described Herein
                   Income Payments Starting on the Payout Date
             Death Benefit Payable at Death Prior to the Payout Date
                                  Participating

2000-CVA

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CONTRACT GUIDE AND INDEX

Data Page .........................................................   Section  1
Definitions .......................................................   Section  2
General Information ...............................................   Section  3
Owner and Beneficiary .............................................   Section  4
Accumulation Period ...............................................   Section  5
Purchase Payments .................................................   Section  6
Investment Options ................................................   Section  7
Transfer Privilege ................................................   Section  8
Contract Value ....................................................   Section  9
Withdrawal Provision ..............................................   Section 10
Death of Annuitant and/or Owner ...................................   Section 11
Death Benefit Proceeds ............................................   Section 12
Loans and Dividends ...............................................   Section 13
Payout Period .....................................................   Section 14
Income Payments ...................................................   Section 15
Death of Owner ....................................................   Section 16
Option Tables .....................................................   Section 17
Additional Benefit Rider(s)

                                                      CONTRACT NUMBER: 123456789

SECTION 1.                          DATA PAGE

                   FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY

ANNUITANT: John Doe                         CONTRACT NUMBER: 123456789
CO-ANNUITANT: Jane Doe                      CONTRACT ISSUE DATE: October 1, 2000
PAYOUT DATE: October 1, 2050                LIFE INCOME RATES: Type A
INCOME OPTION: 10 C & L                     LOAN AVAILABLE: No
OWNER(S): John Doe   Jane Doe

INITIAL PURCHASE PAYMENT: $25,000

     See application for allocation of initial purchase payment.

MINIMUM ADDITIONAL PURCHASE PAYMENT: $100

CHARGES AND FEES*:

     Mortality and Expense Risk Charge: [1.15% per year]

     Maximum Contract Fee: $30 per year

     Maximum Transfer Fee: $10 after 1st 12 transfers in a contract year

     Premium Expense Charge on the contract issue date: 0.00%

* We reserve the right to reduce or waive any of these charges or fees. Any reduction or waiver will be administered in a non-discriminatory manner.

DEATH BENEFIT RIDERS:

                                                Annual Percentage Charge
                                                ------------------------
Maximum Anniversary Value Death Benefit Rider            [0.15%]
5% Annual Guarantee Death Benefit Rider                  [0.15%]
7 Year Anniversary Death Benefit Rider                   [0.10%]

INITIAL ALLOCATION OF NET PURCHASE PAYMENTS:

VARIABLE ACCOUNT: CUNA Mutual Variable Annuity Account

Subaccounts                   Fund       Percentage
-----------               ------------   ----------
Mid Cap Value             Ultra Series      0.00%
Large Cap Growth          Ultra Series     25.00%
Large Cap Value           Ultra Series     15.00%
Diversified Income        Ultra Series     25.00%
Bond                      Ultra Series     10.00%
Money Market              Ultra Series      0.00%
High Income               Ultra Series     25.00%
International Stock       Ultra Series      0.00%
Mid Cap Growth            Ultra Series      0.00%
Global Securities         Ultra Series      0.00%
Conservative Allocation   Ultra Series      0.00%
Moderate Allocation       Ultra Series      0.00%
Small Cap Growth          Ultra Series      0.00%
Small Cap Value           Ultra Series      0.00%

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
SECTION 2.                                         DEFINITIONS

2.1    WHAT ARE THE MOST         ACCUMULATION UNIT - A unit of measure used to
       COMMONLY USED TERMS       calculate variable contract value.
       AND WHAT DO THEY
       MEAN?                     AGE - Age as of last birthday.

                                 ANNUITANT - The person (or persons) whose life
                                 (or lives) determines the income payment benefits payable under the contract and whose death determines the death benefit. No more than two annuitants may be named. Provisions referring to the death of an annuitant mean the last surviving annuitant.

                                 BENEFICIARY - The person (or persons) named by the owner to whom the proceeds payable on the death of the annuitant will be paid. Prior to the payout date, if no beneficiary survives the annuitant, you or your estate will be the beneficiary.

                                 THE CODE - The Internal Revenue Code of 1986, as amended.

                                 CONTRACT ANNIVERSARY - The same day and month as the contract issue date for each year the contract remains in force.

                                 CONTRACT ISSUE DATE - The date shown on the data page of the contract which is used to determine contract years and contract anniversaries.

                                 CONTRACT YEAR - A twelve-month period beginning on a contract anniversary.

                                 CONTRACT VALUE - The total amount invested under the contract. It is the sum of the variable contract value and the loan account value.

                                 DUE PROOF OF DEATH - Proof of death
                                 satisfactory to us. Such proof may consist of a certified copy of the death record, a certified copy of a court decree reciting a finding of death or any other proof satisfactory to us.

                                 FUND - Each investment portfolio (sometimes called a Series) of the Ultra Series Fund or any other open-end management investment company or unit investment trust in which a subaccount invests.

                                 GENERAL ACCOUNT - Our assets other than those allocated to the variable account or any other separate account of CUNA Mutual Insurance
                                 Society.

                                 HOME OFFICE - CUNA Mutual Insurance Society,
                                 2000 Heritage Way, Waverly, Iowa, 50677.

                                 INCOME UNIT - A unit of measure used to
                                 calculate variable income payments.

                                 LOAN ACCOUNT - For any contract, a portion of our general account to which variable contract value is transferred to provide collateral for any loan taken under the contract.

                                 LOAN AMOUNT - The sum of your loan principal plus any accrued loan interest.

                                 NET PURCHASE PAYMENT - A purchase payment less any deduction for applicable premium expense charges.

                                 NON-QUALIFIED CONTRACT - A contract that is not a "qualified contract."

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
                                 OWNER - The person (or persons) who own(s) the contract and who is entitled to exercise all rights and privileges provided in the contract.

                                 PAYEE - The person receiving income payments upon whose life payments are based.

                                 PAYOUT DATE - The date when income payments will begin, if the annuitant is still living.
                                 This date is shown on the data page.

                                 PREMIUM EXPENSE CHARGE - An amount we deduct from your purchase payments to cover taxes we are currently charged by your state of residence. The initial charge is shown on the data page.

                                 PRO-RATA - A method of distribution of variable contract value among any of the subaccount(s).
                                 The distribution is in the same proportion that the value in each subaccount has to the total value of the affected subaccount(s).

                                 QUALIFIED CONTRACT - A contract that is issued in connection with plans that qualify for special federal income tax treatment under Sections 401, 403(b), or 408 of the code. If your contract is a qualified contract, the term
                                 "income payment" may also be referred to as "annuity payment".

                                 SEC - U.S. Securities and Exchange Commission.

                                 SUBACCOUNT - A subdivision of the variable account, the assets of which are invested in a corresponding fund.

                                 SURRENDER VALUE - The contract value, less any premium expense charges not previously deducted, the annual contract fee, any applicable charge for riders and loan amount.

                                 VALUATION DAY - Each day on which valuation of the assets of a subaccount is required by applicable law.

                                 VALUATION PERIOD - The period beginning at the close of the New York Stock Exchange (currently
                                 3:00 p.m. Central Time) of one valuation day, and continuing to 3:00 p.m. Central Time, or the close of the New York Stock Exchange, whichever is earlier, of the next succeeding valuation day.

                                 VARIABLE ACCOUNT - The CUNA Mutual Variable
                                 Annuity Account. A segregated investment account of CUNA Mutual Insurance Society into which net purchase payments may be allocated.

                                 VARIABLE CONTRACT VALUE - The value of the contract in the variable account.

                                 WE, OUR, US - CUNA Mutual Insurance Society.

                                 WRITTEN REQUEST - A signed and dated written notice in a form satisfactory to us and received in our home office.

                                 YOU, YOUR - The owner or owners of this
                                 contract who are entitled to exercise all rights and privileges in the policy.

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
SECTION 3.                                     GENERAL INFORMATION

3.1    WHAT IS THE ENTIRE        This contract form, the data page, any attached
       CONTRACT?                 riders and endorsements, and a copy of the
                                 application, if attached to it, are the entire
                                 contract between you and us. No one except our
                                 president or secretary can change or waive any
                                 of our rights or requirements under this
                                 contract. Any change must be in writing.

3.2    WHEN DOES THIS            This contract is incontestable from its
       CONTRACT BECOME           contract issue date. The statements contained
       INCONTESTABLE?            in the application (in the absence of fraud)
                                 are considered representations and not
                                 warranties.

3.3    WHAT IF THE ANNUITANT'S   If the annuitant's date of birth has been
       DATE OF BIRTH OR GENDER   misstated, we will adjust the payments under
       HAS BEEN MISSTATED?       this contract, based on the correct date of
                                 birth. If the annuitant's gender has been
                                 misstated and the Type A life income rates
                                 apply (see the data page and Section 17), we
                                 will adjust the payments under this contract
                                 based on the correct gender. Any underpayment
                                 will be added to the next payment. Any
                                 overpayment will be subtracted from future
                                 payments.

3.4    WHAT IS THE ANNUAL        The maximum annual contract fee is shown on the
       CONTRACT FEE?             data page. The annual contract fee we charge
                                 will never be greater than the maximum. During
                                 the accumulation period, the contract fee will
                                 be deducted pro-rata from your contract value
                                 in the subaccounts on each contract
                                 anniversary. This contract fee will also be
                                 deducted on the date of any full surrender, if
                                 not on a contract anniversary. During the
                                 payout period, it will be deducted in equal
                                 amounts from any variable income payments made
                                 during a contract year. This fee is to
                                 reimburse us for the expense of maintaining
                                 this contract.

3.5    WHAT PREMIUM              We will deduct any applicable premium expense
       EXPENSE CHARGES MAY       charge from surrender value, death benefit
       BE DEDUCTED?              amount or the amount applied to an income
                                 payout option. However, we reserve the right to
                                 charge for the premium expense charge when it
                                 is incurred. The premium expense charge rate
                                 for your state as of the contract issue date is
                                 shown on the data page.

                                 In addition, we reserve the right to deduct certain other premium expense charges from surrender value, death benefit amount or income payments, as appropriate. Such premium expense charges may include taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the variable account, or from the receipt by us of purchase payments, or from the issuance or termination of this contract, or from the commencement or continuance of income payments under this contract.

3.6    WILL ANNUAL REPORTS BE    We will send you a report, without charge, at
       SENT?                     least annually which provides information about
                                 your contract required by any applicable law.

3.7    CAN WE MODIFY THE         Upon notice to you, we may modify the contract
       CONTRACT?                 if:

                                      a.)   necessary to permit the contract or
                                            the variable account to comply with
                                            any applicable law or regulation
                                            issued by a government agency; or

                                      b.)   necessary to assure continued
                                            qualification of the contract under
                                            the code or other federal or state
                                            laws relating to retirement
                                            annuities or variable annuity
                                            contracts; or

                                      c.)   necessary to reflect a change in the
                                            operation of the variable account;
                                            or

                                      d.)   the modification provides additional
                                            investment options.

                                 In the event of most such modifications, the company will make appropriate endorsement to the contract.

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
SECTION 4.                                    OWNER AND BENEFICIARY

4.1    WHAT ARE YOUR             The owner has all rights, title and interest in
       RIGHTS AS OWNER OF THIS   this contract during the accumulation period
       CONTRACT?                 while the annuitant is living. You may exercise
                                 all rights and options stated in this contract,
                                 subject to the rights of any irrevocable
                                 beneficiary. Assignment of your contract as
                                 collateral security will not be allowed.

4.2    HOW CAN YOU CHANGE        You may change the owner or beneficiary of this
       THE OWNER OR              contract by written request at any time while
       BENEFICIARY OF THIS       the annuitant is alive. The change will take
       CONTRACT?                 effect as of the date you signed it. We are not
                                 liable for any payment we make or action we
                                 take before receiving any such written request.

                                 If the owner is more than one person, the written request for change must be signed by all persons named as owner. A request for change of beneficiary must also be signed by any irrevocable beneficiary.

SECTION 5.                                     ACCUMULATION PERIOD

5.1   WHAT IS THE                The accumulation period is the first of two
      ACCUMULATION               periods of your contract. The accumulation
      PERIOD?                    period begins on the contract issue date stated
                                 on the data page. This period will continue
                                 until the payout date unless the contract is
                                 terminated before that date.

SECTION 6.                                      PURCHASE PAYMENTS

6.1    WHEN CAN PURCHASE         The initial purchase payment made is shown on
       PAYMENTS BE MADE?         the data page.

                                 Additional purchase payments may be made to the home office at any time during the accumulation period. The minimum additional purchase payment is shown on the data page.

                                 We may not accept purchase payments beyond the contract anniversary following the annuitant's
                                 85th birthday.

6.2    ARE ADDITIONAL            Additional purchase payments after the
       PURCHASE PAYMENTS         initial purchase payment not are required.
       REQUIRED?

6.3    HOW WILL NET              Net purchase payments will be allocated as you
       PURCHASE PAYMENTS BE      initially designated. Your initial
       ALLOCATED?                allocation percentage is shown on the data
                                 page. This contract allows you to allocate net
                                 purchase payments to any available subaccount
                                 of the variable account.

                                 Net purchase payments allocated to a subaccount become part of the variable contract value which fluctuates according to the investment performance of the selected subaccount(s).

                                 You may change the allocation of subsequent net purchase payments at any time, without charge, by written request. The allocation may be 100% to any available subaccount, or may be divided among any of the subaccounts in whole percentage points totaling 100%. The minimum allocation to any subaccount is 1%. Any change will be effective at the time we receive your written request.

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
SECTION 7.                                     INVESTMENT OPTIONS

7.1    WHAT IS THE VARIABLE      The variable account is a segregated investment
       ACCOUNT?                  account to which we allocate certain assets and
                                 liabilities related to the contracts and to
                                 other variable annuity contracts. The variable
                                 account is registered with the SEC as a unit
                                 investment trust under the Investment Company
                                 Act of 1940 (the "1940 Act"). We own the assets
                                 of the variable account. We value the assets of
                                 the variable account each valuation day.

                                 That portion of the assets of the variable account equal to the reserves and other contract liabilities of the contracts supported by the variable account will not be charged with liabilities arising from any other business that we may conduct. We have the right to transfer to our general account any assets of the variable account that are in excess of such reserves and other contract liabilities.
                                 The income, gains and losses, realized or unrealized, from the assets allocated to the variable account will be credited to or charged against the variable account, without regard to our other income, gains or losses.

                                 The variable account is divided into
                                 subaccounts. The subaccounts as of the contract issue date are shown on the data page. Each subaccount invests its assets solely in the shares or units of designated funds of underlying investment companies. The funds corresponding to the subaccounts available as of the contract issue date are shown on the data page. Net purchase payments allocated and transfers to a subaccount are invested in the fund supporting that subaccount.

7.2    CAN THE VARIABLE          Subject to obtaining approval or consent
       ACCOUNT BE MODIFIED?      required by applicable law, we reserve the
                                 right to:

                                      a.)   combine the variable account with
                                            any of our other separate accounts;

                                      b.)   eliminate or combine any subaccounts
                                            and transfer the assets of any
                                            subaccount to any other subaccount;

                                      c.)   add new subaccounts and make such
                                            subaccounts available to any class
                                            of contracts as we deem appropriate;

                                      d.)   add new funds or remove existing
                                            funds;

                                      e.)   substitute a different fund for any
                                            existing fund, if shares or units of
                                            a fund are no longer available for
                                            investment or if we determine that
                                            investment in a fund is no longer
                                            appropriate;

                                      f.)   deregister the variable account
                                            under the 1940 Act if such
                                            registration is no longer required;

                                      g.)   operate the variable account as a
                                            management investment company under
                                            the 1940 Act (including managing the
                                            variable account under the direction
                                            of a committee) or in any other form
                                            permitted by law;

                                      h.)   restrict or eliminate any voting
                                            rights of owners or other persons
                                            having such rights as to the
                                            variable account; and

                                      i.)   make any other changes to the
                                            variable account or its operations
                                            as may be required by the 1940 Act
                                            or other applicable law or
                                            regulations.

                                 In the event of any such substitution or other change, we may make changes to this and other contracts as may be necessary or appropriate to reflect such substitution or other changes.

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
SECTION 8.                                     TRANSFER PRIVILEGE

8.1    CAN YOU TRANSFER          Your variable contract value may be transferred
       VALUES AMONG AND          among the subaccounts. Transfers are subject to
       BETWEEN THE               the following:
       SUBACCOUNTS?
                                      a.)   the transfer request must be by
                                            written request;

                                      b.)   the transfer request must be
                                            received in our home office prior to
                                            the payout date; and

                                      c.)   the deduction of any transfer fees
                                            that we may impose.

                                 You may make 12 transfers per contract year without charge. Each transfer after the 12th transfer may be assessed a transfer fee. The maximum transfer fee is shown on the data page.
                                 The transfer fee charged, if any, will never be greater than the maximum and will be deducted from the subaccount(s) from which the transfer is made. If a transfer is made from more than one subaccount at the same time, the transfer fee will be deducted pro-rata from the remaining variable contract value in such subaccount(s). We reserve the right to waive the transfer fees and to modify or eliminate the transfer privilege

SECTION 9.                                       CONTRACT VALUE

9.1    WHAT IS YOUR CONTRACT     Your contract value at any time is equal to the
       VALUE?                    sum of the values you have in the variable
                                 account and the loan account.
9.2    HOW IS YOUR VARIABLE
       CONTRACT VALUE            Your variable contract value for any valuation
       DETERMINED?               period is the total of your subaccount values.
                                 Your value for each subaccount is equal to:

                                      a.)   the number of that subaccount's
                                            accumulation units credited to you;

                                      b.)   multiplied by the accumulation unit
                                            value for that subaccount at the end
                                            of the valuation period for which
                                            the determination is being made.

9.3    HOW ARE ACCUMULATION      The accumulation unit value for each subaccount
       UNIT VALUES               was arbitrarily set initially at $10.
       DETERMINED?               Thereafter, the accumulation unit value for
                                 each subaccount at the end of every valuation
                                 period is determined by subtracting (b) from
                                 (a) and dividing the result by (c) (i.e.,
                                 (a-b)/c), where:

                                      a.)   is the net result of:

                                            1.)   the net assets of the
                                                  subaccount attributable to the
                                                  accumulation units (i.e., the
                                                  aggregate value of the
                                                  underlying fund shares held by
                                                  the subaccounts) as of the end
                                                  of such valuation period;

                                            2.)   plus or minus the cumulative
                                                  credit or charge with respect
                                                  to any taxes reserved for by
                                                  us during the valuation period
                                                  which we determine to be
                                                  attributable to the operation
                                                  of the subaccount.

                                      b.)   is the cumulative unpaid charge for
                                            the mortality and expense risk
                                            charge. The charge for a valuation
                                            period is equal to the daily charge
                                            for the mortality and expense risk
                                            charge multiplied by the number of
                                            days in the valuation period.

                                      c.)   is the number of accumulation units
                                            outstanding at the end of such
                                            valuation period.

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
                                 For each subaccount, net purchase payments or transferred amounts are converted into accumulation units. The number of accumulation units credited is determined by dividing the dollar amount directed to each subaccount by the value of the accumulation unit for that subaccount at the end of the valuation period in which the net purchase payment or amount is received.

                                 Cancellation of the appropriate number of accumulation units from a subaccount will occur upon:

                                      a.)   a partial withdrawal or surrender;

                                      b.)   a loan;

                                      c.)   a transfer from a subaccount;

                                      d.)   payment of the death benefit;

                                      e.)   the payout date;

                                      f.)   the deduction of the annual contract
                                            fee;

                                      g.)   imposition of any transfer fee; and

                                      h.)   the deduction of the annual charge
                                            for riders, if any.

                                 Accumulation units will be cancelled as of the end of the valuation period in which we receive notice of or instructions regarding the event.

SECTION 10.                                    WITHDRAWAL PROVISION

10.1   WHAT ARE THE RULES FOR    You may make partial withdrawals during the
       A PARTIAL WITHDRAWAL      accumulation period by written request. You
       OF THE SURRENDER          must specify the subaccount(s) from which the
       VALUE?                    partial withdrawal is to be made.

                                 We will pay you the amount you request in connection with a partial withdrawal by canceling accumulation units from appropriate subaccount(s). Partial withdrawals generally will be effective as of the date we receive written request.

                                 If a partial withdrawal would cause the
                                 surrender value to be less than $2,000, we will treat your request as a full surrender.

10.2   WHAT ARE THE RULES FOR    You have the right to surrender this contract
       A FULL SURRENDER OF THE   during the accumulation period by written
       CONTRACT?                 request. You will be the surrender value. The
                                 surrender value is equal to:

                                      a.)   the contract value at the end of the
                                            valuation period in which we receive
                                            your request;

                                      b.)   minus the annual contract fee and
                                            any applicable charge for rider(s)
                                            if the surrender does not occur on a
                                            contract anniversary;

                                      c.)   minus any loan amount; and

                                      d.)   minus any applicable premium expense
                                            charges not previously deducted.

                                 The surrender value will not be less than the amount required by state law.

                                 Upon payment of the above surrender value, this
                                 contract is terminated and we have no further
                                 obligation under this contract. We may require
                                 that this contract be returned to our home
                                 office prior to making payment.
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
10.3   ARE THERE ANY             Generally, the amount of any surrender, partial
       RESTRICTIONS ON PAYMENT   withdrawal or loan will be paid to you within
       OF SURRENDER, PARTIAL     seven days of our receipt of your written
       WITHDRAWALS OR LOANS?     request.

                                 We reserve the right to postpone payment of any surrender, partial withdrawal or loan from the variable account for any period when:

                                      a.)   the New York Stock Exchange is
                                            closed other than customary weekend
                                            and holiday closing;

                                      b.)   trading on the Exchange is
                                            restricted;

                                      c.)   an emergency exists as a result of
                                            which it is not reasonable or
                                            practicable to dispose of securities
                                            held in the variable account or
                                            determine their value; or

                                      d.)   the SEC permits delay for the
                                            protection of security holders.

                                 The applicable rules of the SEC shall govern as to whether the conditions in (b) and (c) exist.

SECTION 11.                               DEATH OF ANNUITANT AND/OR OWNER

11.1   WHAT IF THE ANNUITANT     If the annuitant dies during the accumulation
       DIES DURING THE           period, and a co-annuitant survives, no death
       ACCUMULATION PERIOD?      benefit will be paid. If the sole annuitant
                                 dies during the accumulation period and the
                                 annuitant is not an owner, we will pay the
                                 death benefit to the beneficiary. The
                                 beneficiary may elect (within 60 days of the
                                 date we receive due proof of death) to apply
                                 this sum under one of the income payout options
                                 as payee. If the deceased annuitant is also an
                                 owner, see Section 11.2.

11.2   WHAT IF ANY OWNER         If any owner dies prior to the payout date and
       DIES DURING THE           the deceased owner is the sole annuitant, we
       ACCUMULATION PERIOD?      will pay the death benefit to the beneficiary.
                                 The death benefit must be distributed within 5
                                 years of the deceased owner's death.

                                 The beneficiary may elect (within 60 days of the date we receive due proof of death) to apply this sum under one of the annuity payout options as payee, provided:

                                      a.)   payments under the income payout
                                            option begin not later than one (1)
                                            year after the owner's death; and

                                      b.)   payments will be payable for the
                                            life of the beneficiary, or over a
                                            period not greater than the
                                            beneficiary's life expectancy.

                                 If any owner dies and the deceased owner is not the annuitant, the new owner will be the surviving owner, if any. If there are no surviving owners, the new owner will be the annuitant (unless otherwise provided). If the sole new owner is the deceased owner's spouse, the contract may be continued. If the new owner is someone other than the deceased owner's spouse, the surrender value of the contract must be distributed within 5 years of the deceased owner's death.

SECTION 12.                                  DEATH BENEFIT PROCEEDS

12.1   WHAT AMOUNT WILL BE       The amount that will be paid under this
       PAID AS DEATH BENEFIT     contract as death benefit proceeds will be
       PROCEEDS DURING THE       determined based on the annuitant's age on your
       ACCUMULATION PERIOD?      contract issue date. If there is more than one
                                 annuitant, we will use the age of the last
                                 surviving annuitant.

                                 If the annuitant's age on your contract issue date is less than 76, the death benefit proceeds are equal to the greater of a.) or b.)
                                 as follows:

                                      a.)   The sum of your net purchase
                                            payments made as of the date due
                                            proof of death is received, minus an
                                            adjustment for each partial
                                            withdrawal made as of the date due
                                            proof of death is received, equal to
                                            (1) divided by (2), with the result
                                            multiplied by (3), where:

                                            (1) = the partial withdrawal
                                                  amount;

                                            (2) = the contract value
                                                  immediately prior to the
                                                  partial withdrawal; and

                                            (3) = the sum of your net purchase
                                                  payments immediately prior to
                                                  the partial withdrawal, less
                                                  any adjustments for prior
                                                  partial withdrawals.

                                      b.)   The contract value as of the date
                                            due proof of death is received.

                                 If the annuitant's age on your contract issue date is 76 or greater, the death benefit is equal to the contract value as of the date due proof of death is received.

                                 The death benefit described above will be reduced by any loan amount and any applicable premium expense charges not previously deducted.

SECTION 13.                                   LOANS AND DIVIDENDS

13.1   ARE LOANS                 Loans will be available only to certain
       AVAILABLE?                qualified contracts. The data page
                                 indicates if loans are available. The maximum
                                 loan value is 90% of the surrender value.

                                 You must specify the subaccount(s) from which the loan will be made. The amount borrowed from such subaccount(s) in connection with the loan will be transferred to the loan account.

                                 Your loan amount is equal to any amounts in your loan account, plus any accrued loan interest. Interest on your loan amount will accrue at an effective annual rate of 6.50%.

                                 Amounts in the loan account will be credited interest at an effective annual rate determined at our discretion, but not less than 3%.

                                 On each contract anniversary and on the payout date (if not on a contract anniversary), any difference between the loan amount and the amount in the loan account will be transferred pro-rata from your values in the subaccount(s)
                                 (as described above) to the loan account unless the difference is paid in cash.

                                 You may repay the loan amount in whole or in part while this contract is in force. An amount equal to the amount of the loan repayment will be transferred from the loan account to your subaccount(s) in the same proportion as the purchase payments are currently allocated, unless you request otherwise.

                                 The loan amount will be deducted from any death benefit payable.

                                 If, on any date, your loan amount causes your surrender value to be equal to or less than zero, the contract will be in default. In this case, we will send you a notice of default and tell you what payment is needed to bring your contract out of default. You will have a 60 day grace period from the date of mailing such notice during which to pay the default amount.
                                 If the required payment is not paid within the grace period, the contract will terminate without value.

13.2   WILL DIVIDENDS BE         We anticipate that no dividends will be payable
       PAID?                     on your contract However, while your contract
                                 is in force, we will annually determine your
                                 contract's share in our divisible surplus. Your
                                 contract's share, if any, will be paid as a
                                 dividend on your contract anniversary.

                                 You may request that we apply your dividends
                                 by:

                                      a.)   allocating them to your
                                            subaccount(s) in the same proportion
                                            as designated for purchase payments;
                                            or

                                      b.)   paying them to you in cash.

                                 Unless you tell us otherwise, dividend option a.) above will be used.

SECTION 14.                                       PAYOUT PERIOD

14.1   WHAT IS THE PAYOUT
       PERIOD?

                                 The payout period is the second of the two periods of your contract. The payout period begins on the payout date. It continues until we make the last payment as provided by the income payout option chosen.

                                 On the first day of this period, the contract value (adjusted as described below) will be applied to the income payout option shown on the data page, unless you have previously elected another option. Monthly income payments will begin as provided under that option.

                                 The contract value applied to an income payout option will be adjusted as follows:

                                      a.)   any applicable premium expense
                                            charge will be deducted;

                                      b.)   any loan amount will be deducted;

                                      c.)   any applicable charge for riders
                                            will be deducted, if the payout date
                                            is not on the contract anniversary;
                                            and

                                      d.)   if the payout date is not on the
                                            contract anniversary, the annual
                                            contract fee will be deducted on a
                                            pro-rated basis. The balance of the
                                            annual contract fee will be deducted
                                            from the remaining income payments
                                            for that contract year.

SECTION 15.                                       INCOME PAYMENTS

15.1   WHEN WILL INCOME          The first income payment will be paid as of the
       PAYMENTS BEGIN?           payout date. The payout date is shown on the
                                 data page. You may change the payout date by
                                 written request, provided that the request is
                                 received at our home office at least 30 days
                                 prior to the current payout date. Unless
                                 otherwise restricted by law or regulation, the
                                 latest payout date is the later of the contract
                                 anniversary following the annuitant's 85th
                                 birthday or 10 years after the contract issue
                                 date.

                                 Unless changed as described above, we will use the payout date shown on the data page.

15.2   WHAT INCOME PAYOUT        There are different ways to receive income
       OPTIONS ARE AVAILABLE?    payments. We call these income payout options.
                                 Four income payout options are described below.
                                 Option 1 is available only as a fixed income
                                 payment. Options 2, 3 and 4 are available in
                                 two forms - as a variable income payment in
                                 connection with the variable account and as a
                                 fixed income payment. Other income payout
                                 options may be available with our consent.

                                 OPTION 1 - INTEREST OPTION (FIXED INCOME
                                 PAYMENTS ONLY). We will pay interest on the proceeds which we will hold as a principal sum during the lifetime of the payee. The payee may choose to receive interest payments either once a year or once a month. We will determine the effective rate of interest from time to time, but it will not be less than an effective annual interest rate of 3.50%.

                                 OPTION 2 - INSTALLMENT OPTION (FIXED OR
                                 VARIABLE INCOME PAYMENTS). We will pay monthly income payments for a chosen number of years, not less than 5, nor more than 30. If the original payee dies before income payments have been made for the chosen number of years: (a) income payments will be continued for the remainder of the period to the successor payee;
                                 or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 2 rates, will be paid to the successor payee or to the last surviving payee's estate, if there is no successor payee.

                                 Dividends, if any, will be payable as
                                 determined by us. We do not anticipate any dividends will be paid.

                                 The payee has the right to receive all
                                 remaining variable income payments due under Option 2 in one sum at any time by written request. The single payment amount will be equal to the present value of the remaining variable income payments, computed at the interest rate used to create the Option 2 rates.

                                 OPTION 3 - LIFE INCOME OPTION - GUARANTEED
                                 PERIOD CERTAIN (FIXED OR VARIABLE INCOME
                                 PAYMENTS). We will pay monthly income payments for as long as the payee lives. If the original payee dies before all of the income payments have been made for the guaranteed period certain: (a) income payments will be continued during the remainder of the guaranteed period certain to the successor payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 3 rates, will be paid to the successor payee or to the last surviving payee's estate, if there is no successor payee.

                                 The guaranteed period certain choices are:

                                      a.)   life income only;

                                      b.)   5 years;

                                      c.)   10 years;

                                      d.)   15 years; or

                                      e.)   20 years.

                                 Dividends, if any, will be payable as
                                 determined by us. We do not anticipate any dividends will be paid.

                                 OPTION 4- JOINT AND SURVIVOR LIFE INCOME OPTION
                                 - 10 YEAR GUARANTEED PERIOD CERTAIN (FIXED OR
                                 VARIABLE INCOME PAYMENTS). We will pay monthly income payments for as long as either of the original payees is living. If at the death of the second surviving payee, income payments have been made for less than 10 years: (a) income payments will be continued during the remainder of the guaranteed period certain to the successor payee; or (b) the present value of the remaining income payments, computed at the interest rate used to create the Option 4 rates, will be paid to the successor payee or to the last surviving payee's estate, if there is no successor payee.

                                 Dividends, if any, will be payable as
                                 determined by us. We do not anticipate any dividends will be paid.

15.3   WHAT ARE THE              We will automatically make income payments
       REQUIREMENTS FOR          according to a life income payment option with
       CHOOSING AN INCOME        a guaranteed period certain of 10 years,
       PAYOUT OPTION?            starting on the payout date, unless you choose
                                 another guaranteed period certain or income
                                 payout option. We will apply your adjusted
                                 contract value to purchase a variable income
                                 payment in the same proportion as your contract
                                 value is distributed among the subaccount(s).
                                 You may change the income payout option by
                                 written request on or prior to the payout date
                                 to an income payout option that is acceptable
                                 to us.

                                 The minimum adjusted contract value which can be applied under Option 1 is $2,500. If the monthly interest payment for Option 1 is less than $20, we reserve the right to pay interest annually.

                                 The minimum adjusted contract value which can be applied under Options 2, 3 or 4 is the greater of $2,500 or the amount required to provide an initial monthly income payment of $20.

                                 We may require due proof of the age of any payee who is to receive a life income. For Type
                                 A life income rates, we may also require due proof of the gender of any payee who is to receive a life income.

                                 The payee may name a successor payee to receive any remaining income payments due after the payee's death. The payee may exercise any ownership rights that continue after the payout date.

15.4   HOW WILL FIXED INCOME     The minimum dollar amount of each fixed income
       PAYMENT VALUES BE         payment will be determined by dividing the
       DETERMINED?               amount applied by $1,000, and multiplying the
                                 result by the applicable option rate shown in
                                 Section 17. Higher current option rates may be
                                 available on the payout date and are available
                                 upon request to our home office.

15.5   HOW WILL VARIABLE         The dollar amount of the initial variable
       INCOME PAYMENT            income payment attributable to each subaccount
       VALUES BE                 will be determined by dividing the amount
       DETERMINED?               applied by $1,000, and multiplying the result
                                 by the applicable option rate shown in Section
                                 17. The total initial variable income payment
                                 is the sum of the initial variable income
                                 payments attributable to the subaccount(s).

                                 The dollar amount of the subsequent variable income payments attributable to a subaccount will be based on the number of income units credited to the contract for that subaccount and is determined by multiplying (a) by (b), where:

                                      a.)   is the number of subaccount income
                                            units; and

                                      b.)   is the subaccount income unit value
                                            for the valuation period immediately
                                            preceding the due date of the
                                            payment.

                                 The number of income units attributable to each subaccount remains fixed unless there is an exchange of income units. The number of income units is derived by dividing that portion of the initial variable income payment attributable to the subaccount by the subaccount's income unit value for the valuation period which ends immediately preceding the payout date.

                                 The income unit value for each subaccount was arbitrarily set initially at $100. Thereafter, the income unit value for each subaccount in any valuation period is determined by dividing
                                 (a) by (b), then multiplying by (c) and
                                 adjusting the result to compensate for the assumed net investment rate of 3.50%, where:

                                      a.)   is the accumulation unit value for
                                            the current valuation period;

                                      b.)   is the accumulation unit value for
                                            the immediately preceding valuation
                                            period; and

                                      c.)   is the income unit value for the
                                            immediately preceding valuation
                                            period;

                                 With an assumed net investment rate of 3.50% per year, payments after the initial payment may increase, decrease or remain constant based on whether the actual annualized investment return of the selected subaccount(s) is greater or less than the assumed 3.50% per year.

15.6   CAN VARIABLE ANNUITY      The payee may exchange the dollar value of a
       UNITS BE EXCHANGED?       designated number of income units of a
                                 particular subaccount for an equivalent dollar
                                 amount of income units of another subaccount by
                                 written request. On the date of the exchange,
                                 the dollar amount of an income payment would be
                                 unaffected by the fact of the exchange.

                                 No more than 4 exchanges of income units may be made during any contract year.

SECTION 16.                                        DEATH OF OWNER

16.1   WHAT IF YOU DIE           If you die on or after the payout date, any
       DURING THE PAYOUT         remaining proceeds will be distributed at least
       PERIOD?                   as rapidly as provided by the income payout
                                 option in effect.

SECTION 17.                                        OPTION TABLES

17.1   WHAT RATES WILL BE        The rates shown in the following tables are
       USED TO DETERMINE         used to determine the minimum payment values
       PAYMENT VALUES?           for monthly fixed income payments. Higher
                                 current rates may be available on the payout
                                 date, and are available upon request to our
                                 home office. These rates are also used to
                                 determine the initial variable income payment
                                 amount.

                                 The Option 2 rates shown are based on 3.50% interest per year. The Option 3 and 4 rates are based on the Annuity 2000 Table and with compound interest at the effective rate of 3.50% per year. Rates for years payable and guaranteed periods certain not shown, if allowed by us, will be calculated on an actuarially equivalent basis and will be available upon request.

                                 The Type A life income rates for Options 3 and 4 are based on the payee's age and gender. The
                                 Type B life income rates are based on the payee's age. The life income rates type for this contract is shown on the data page.

OPTION 2. RATES - FIRST PAYMENT DUE AT BEGINNING OF PERIOD.

YEARS       MONTHLY PAYMENT PAYABLE UNDER
PAYABLE   OPTION 2 FOR EACH $1,000 APPLIED
-------   --------------------------------
   10                   9.83
   15                   7.10
   20                   5.75
   25                   4.96
   30                   4.45

OPTION 3. LIFE INCOME RATES - GUARANTEED PERIOD CERTAIN - FIRST PAYMENT DUE AT BEGINNING OF PERIOD.

                            TYPE A LIFE INCOME RATES
                               PER $1,000 APPLIED

                                    AGE - MALE
        -------------------------------------------------------------------
YEARS    55     56     57     58     59     60     61     62     63     64
-----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
0       4.75   4.84   4.94   5.04   5.15   5.26   5.39   5.52   5.66   5.81
5       4.74   4.83   4.92   5.02   5.13   5.24   5.36   5.49   5.62   5.77
10      4.70   4.78   4.87   4.96   5.06   5.16   5.27   5.38   5.50   5.63
15      4.62   4.70   4.77   4.85   4.94   5.02   5.11   5.20   5.30   5.39
20      4.51   4.57   4.63   4.70   4.76   4.82   4.89   4.95   5.02   5.08


                                        AGE - MALE
        --------------------------------------------------------------------------
YEARS    65     66     67     68     69     70     71     72     73     74     75
-----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
0       5.97   6.15   6.33   6.53   6.74   6.96   7.20   7.45   7.72   8.01   8.32
5       5.92   6.08   6.26   6.44   6.64   6.84   7.06   7.28   7.53   7.78   8.05
10      5.76   5.90   6.04   6.19   6.34   6.50   6.66   6.82   6.99   7.16   7.34
15      5.49   5.59   5.69   5.79   5.89   5.99   6.08   6.18   6.27   6.36   6.44
20      5.14   5.20   5.26   5.31   5.37   5.42   5.46   5.50   5.54   5.58   5.61

                                   AGE - FEMALE
        -------------------------------------------------------------------
YEARS    55     56     57     58     59     60     61     62     63     64
-----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
0       4.44   4.52   4.60   4.68   4.78   4.87   4.97   5.08   5.20   5.33
5       4.43   4.51   4.59   4.67   4.76   4.86   4.96   5.07   5.18   5.30
10      4.41   4.48   4.56   4.64   4.73   4.82   4.91   5.01   5.12   5.23
15      4.37   4.44   4.51   4.58   4.66   4.74   4.82   4.91   5.00   5.10
20      4.31   4.37   4.43   4.49   4.56   4.62   4.69   4.76   4.83   4.90

                                       AGE - FEMALE
        --------------------------------------------------------------------------
YEARS    65     66     67     68     69     70     71     72     73     74     75
-----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
0       5.46   5.60   5.75   5.92   6.10   6.29   6.49   6.72   6.96   7.22   7.50
5       5.43   5.57   5.72   5.88   6.05   6.23   6.43   6.64   6.86   7.10   7.36
10      5.35   5.47   5.60   5.74   5.89   6.04   6.21   6.38   6.55   6.74   6.93
15      5.20   5.30   5.40   5.51   5.62   5.73   5.84   5.95   6.06   6.17   6.27
20      4.97   5.04   5.11   5.18   5.24   5.31   5.37   5.42   5.47   5.52   5.56

                            TYPE B LIFE INCOME RATES
                               PER $1,000 APPLIED

                                    AGE - UNISEX
        -------------------------------------------------------------------
YEARS    55     56     57     58     59     60     61     62     63     64
-----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
0       4.50   4.58   4.66   4.75   4.85   4.95   5.05   5.17   5.29   5.42
5       4.49   4.57   4.65   4.74   4.83   4.93   5.04   5.15   5.26   5.39
10      4.47   4.54   4.62   4.70   4.79   4.88   4.98   5.08   5.19   5.30
15      4.42   4.49   4.56   4.63   4.71   4.79   4.88   4.97   5.06   5.15
20      4.35   4.41   4.47   4.53   4.60   4.66   4.73   4.80   4.87   4.94

                                       AGE - UNISEX
        --------------------------------------------------------------------------
YEARS    65     66     67     68     69     70     71     72     73     74     75
-----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
0       5.55   5.70   5.86   6.03   6.21   6.41   6.62   6.85   7.09   7.36   7.64
5       5.52   5.67   5.82   5.98   6.15   6.34   6.54   6.75   6.98   7.22   7.48
10      5.42   5.55   5.69   5.83   5.97   6.13   6.29   6.46   6.63   6.81   7.00
15      5.25   5.35   5.46   5.56   5.67   5.78   5.89   5.99   6.10   6.20   6.31
20      5.01   5.07   5.14   5.21   5.27   5.33   5.38   5.44   5.48   5.53   5.57

OPTION 4. LIFE INCOME FACTORS - JOINT AND SURVIVOR - 10 YEAR GUARANTEED PERIOD CERTAIN - FIRST PAYMENT DUE AT BEGINNING OF PERIOD.

                            TYPE A LIFE INCOME RATES
                               PER $1,000 APPLIED

                 AGE - FEMALE
 AGE   --------------------------------
MALE    55     60     65     70     75
----   ----   ----   ----   ----   ----
55     4.06   4.21   4.36   4.48   4.57
60     4.16   4.38   4.59   4.78   4.93
65     4.25   4.52   4.81   5.09   5.35
70     4.31   4.63   5.00   5.39   5.78
75     4.36   4.71   5.14   5.65   6.18

                            TYPE B LIFE INCOME RATES
                               PER $1,000 APPLIED

                   AGE - UNISEX
  AGE    --------------------------------
UNISEX    55     60     65     70     75
------   ----   ----   ----   ----   ----
55       4.01   4.14   4.25   4.33   4.39
60       4.14   4.32   4.49   4.63   4.74
65       4.25   4.49   4.74   4.96   5.15
70       4.33   4.63   4.96   5.30   5.61
75       4.39   4.74   5.15   5.61   6.08

                            FLEXIBLE PREMIUM DEFERRED
                                VARIABLE ANNUITY

                 Flexible Purchase Payments as Described Herein
                   Income Payments Starting on the Payout Date
                      Death Benefit Payable at Death Prior
                        to the Payout Date Participating

                          CUNA MUTUAL INSURANCE SOCIETY
                     2000 HERITAGE WAY, WAVERLY, IOWA 50677
                            TELEPHONE: (319) 352-4090